Exhibit 3.2

BY-LAWS

of

WEST-CORE DRILLING, INC.

I N D E X

PAGE NO		DESCRIPTION

Article I. Principal Office

1	Section 1.	Location
1	Section 2.	Other Offices
1	Section 3.	Change
Article II. Meeting of Stockholders
1	Section 1.	Annual Meeting
1	Section 2.	Special Meeting
1	Section 3.	Notice of Annual and Special Meeting
2	Section 4.	Waiver of Notice
2	Section 5.	Quorum
2	Section 6.	Proof of Service
2	Section 7.	Voting
3	Section 8.	Stockholders of Record
3	Section 9.	Proxies
3	Section 10.	Consent of Stockholders in Lieu of Meeting
3	Section 11.	Actions at Meetings not Regularly called;
Ratification and Approval

Article III. Directors

4	Section 1.	Number, Qualification and Election
4	Section 2.	Increase or Decrease in Number of Directors
4	Section 3.	Vacancies, Resignations and Removals
5	Section 4.	Regular Meetings
5	Section 5.	Special Meetings
5	Section 6.	Waiver of Notice
5	Section 7.	Place of Meetings
5	Section 8.	Quorum
5	Section 9.	Consent in Lieu of Meeting
5	Section 10.	Actions at Meetings Not Regularly Called;

Ratification and Approval

6	Section 11.	Telephonic Meetings
6	Section 12.	Voting
6	Section 13.	Compensation
6	Section 14.	Management of Corporation
6	Section 15.	Committees

Article IV Officers

6	Section 1.	Election and Appointment
6	Section 2.	Suspension and Removal

7	Section 3.	Powers and Duties of Officers
7	A.	President
7	B.	Vice President
7	C.	Secretary
7	D.	Treasurer

8	Section 4.	Returns and Statements
8	Section 5.	Compensation
8	Section 6.	Voting Corporate Stock

Article V. Capital Stock

8	Section 1.	Issue
8	Section 2.	Registration
9	Section 3.	Returned Certificates
9	Section 4.	Transfers
9	Section 5.	Record Holders
9	Section 6.	Transfer Agent
9	Section 7.	Closing Transfer Books
9	Section 8.	Restrictions on Transfer of Stock and Securities

Article VI. Miscellaneous

12	Section 1.	Corporate Seal
12	Section 2.	Fiscal Year
12	Section 3.	Contracts, etc.
12	Section 4.	Deposits, Checks
13	Section 5.	Dividends
13	Section 6.	Loans to Corporate Officials
13	Section 7.	Salaries
13	Section 8.	Corporate Stock
13	Section 9.	Corporate Books and Records

Article VII. By-Laws

13	Section 1.	Adoption, Alterations, Amendments, and Repeals

Article VIII. Indemnification of Officers, Directors, Employees and Agents

13	Section 1.	Insurance
13 A.		Indemnification in Actions by Third Party
14 B.		Indemnification in Actions by or on Behalf of the Corporation

14 C.		Defense Expenses
15 E.		Advance of Defense Expenses
5	G.	Insurance

Article IX. Profit Sharing Plans

16		Signatures
16		Secretary's Certificate of Adoption of By-Laws

ARTICLE I

PRINCIPAL OFFICE

SECTION 1. LOCATION. The principal office of this corporation shall be at 561West Main STE B. Elko, NV 89801.

SECTION 2. OTHER OFFICES. This corporation may also have offices and places of business at such other places within and without the State of Nevada as the Board of Directors may from time to time designate.

SECTION 3. CHANGE. The Board of Directors of this Corporation shall have the power to change the location within this State of the corporation's principal office or to change its resident agent in the manner provided in Chapter 78 of Nevada Revised Statutes, as amended, supplemented or replaced from time to time.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1. ANNUAL MEETING. The annual meeting of the stockholders of this corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting, shall be held at the principal office of this corporation, or at such other place within or without the State of Nevada, as may be designated from time to time by the written consent of stockholders holding at least a majority of the voting power, on the 1st day of January of each year, at one o'clock in the afternoon, or in the event that the same shall fall upon a legal holiday, then upon the next succeeding business day.

SECTION 2. SPECIAL MEETING. Special meetings of the stockholders may be called at any time by the President, or a majority of the Directors, and must be called by the President or the Secretary upon written request of the holders of at least a majority of the capital stock of this corporation then issued and outstanding and entitled to vote. Such meeting shall be held at the time and place, within or without the State of Nevada, specified in such request, or, in the absence of such request, when and where specified by the President. Such meetings must, in any event, be at reasonable times and places under the circumstances and not calculated to create an unreasonable hardship upon any person. No business other than that specified in the notice of the special meeting shall be transacted at the meeting, or any adjournment thereof, unless all of the outstanding voting stock of the corporation is represented at the meeting, either in person or by proxy, in which event any lawful business may be transacted at such meeting, or any adjournment thereof, and such meeting shall be valid for all purposes.

SECTION 3. NOTICE OF ANNUAL AND SPECIAL MEETINGS. Notice of any annual or special meeting of the stockholders of this corporation shall be given by the Secretary to each stockholder of record in the following manner unless dispensed with in accordance with other provisions of these By-Laws, and except as provided for an adjourned meeting for lack of a quorum:

A.  A notice of the meeting shall be in writing and signed by the President, or Vice-President, or Secretary, or Treasurer of this corporation.

B.  The notice shall state the purpose or purposes for which the meeting is called, and the time and place it is to be held.

C.   A copy of such notice shall be either delivered personally or shall be mailed postage prepaid, to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the records of the corporation, and upon such mailing of any such notice the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholders. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership.

D.  Such notice need not be published in any newspaper.

E.  Notice duly delivered or mailed to a stockholder in accordance with the provisions of this By-Law shall be deemed sufficient, and in the event of the transfer of stock after such delivery or mailing and prior to the holding of the meeting it shall not be necessary to deliver, or mail notice of the meeting upon the transferee.

SECTION 4. WAIVER OF NOTICE. Any stockholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before, during, or after the meeting. Whenever any notice whatever is required to be given to a stockholder, a waiver thereof in writing, signed by the person entitled to the notice, whether before or after the time stated therein shall be deemed equivalent thereof. If all the stockholders of this corporation waive notice of any annual or special meeting, no notice of such meeting shall be required, and whenever all the stockholders shall meet in person or by proxy, such meeting shall be valid for all purposes without call or notice, and at such meeting all lawful business may be transacted and any corporate action taken.

SECTION 5. QUORUM. Except if otherwise specifically provided by law or by the Articles of Incorporation, or elsewhere in these By-Laws, the holders of a majority of the issued and outstanding capital stock of this corporation, present or represented by proxy, at any meeting of stockholders, shall constitute a quorum. If, however, less than a quorum of the stockholders is present or represented by proxy at any meeting, a majority of those present or represented thereat may, after the lapse of at least half an hour, adjourn the meeting to a future time and the Secretary shall give notice of the adjourned meeting by mail, telephone, or personal service to each stockholder entitled to vote who was absent from such meeting, unless notice is dispensed with in accordance with other sections of this article. At such adjourned meeting, any business may be transacted which might have been transacted at the meeting originally called.

SECTION 6. PROOF OF SERVICE. The written affidavit of the officer or officers calling or giving notice of any meeting of stockholders setting forth the substance of the notice, and the time and place of the service or of the mailing of the same to the several stockholders, and the respective addresses to which the same were mailed, shall be prima facie evidence of the calling and giving notice of such meeting.

SECTION 7. VOTING. Each stockholder of record of voting stock of this corporation shall be entitled at each meeting of stockholders to one (1) vote, in person or by proxy, for each share of voting stock standing in his name on the books of the corporation. Provided, however, that at all elections of Directors of the corporation each holder of stock possessing voting power shall be entitled to as many votes as shall equal the number of his shares of stock multiplied by the number of Directors to be elected, and said stockholder may cast all of said votes for a single Director or may distribute them among the number to be voted for or any two or more of them, as he may see fit.

SECTION 8. STOCKHOLDERS OF RECORD. No transfer of stock on the books of the corporation may be made for ten (10) days prior to any meeting of the stockholders. Only stockholders of record ten (10) days prior to the holding of any stockholders meeting shall be entitled to notice and to vote at such meeting.

SECTION 9. PROXIES. At any meeting of stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation. Proxies and powers of attorney to vote must be filed with the Secretary of the Corporation before an election or a meeting of the stockholders, or they cannot be used at such election or meeting. All questions touching the qualifications of voters and the validity of proxies, and the acceptance or rejection of votes, shall be decided by the Secretary.

SECTION 10. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action, except election of Directors, which may be taken by the vote of stockholders at a meeting, may be taken without notice or a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, provided, that if the laws of the State of Nevada, the Articles of Incorporation or the Corporation By-Laws require any greater proportion of voting power for such action at a meeting, then such greater proportion of written consent shall be required. Where action is authorized by written consent no meeting of stockholders need be called or noticed.

SECTION 11. ACTIONS  AT MEETINGS  NOT REGULARLY CALLED; RATIFI-CATION AND APPROVAL. Whenever all stockholders entitled to vote at any meeting consent, either by:

A.  A writing on the records of the meeting or filed with the Secretary; or,

B.   Presence at such meeting and oral consent entered on the minutes; or,

C.   Taking part in the deliberations at such meeting without objection;

the actions taken at such meeting shall be as valid as if had at a meeting regularly called, noticed and conducted.

At such meeting any business may be transacted which is not excepted from the written consent or the consideration of which no objection for want of notice is made at the time.

If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings at the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting.

Such consent or approval of stockholders may be by proxy or attorney-in-fact, but all applicable proxies and powers of attorney must be in writing and filed with the Secretary.

ARTICLE III DIRECTORS

SECTION 1. NUMBER, QUALIFICATION AND ELECTION. The Board of Directors shall consist of Directors, except that, in the event all the issued and outstanding shares of stock of this corporation are owned beneficially and of record by a lesser number of stockholders, the number of Directors may, by resolution of the Board of Directors, be reduced to a lesser number, but not less than the number of stockholders. Such Directors shall be elected at the annual meeting of the stockholders by a plurality of votes cast pursuant to the voting power represented by the shares held by those voting. If for any reason such Directors shall not be elected at the annual meeting of the stockholders, they may be elected at any special meeting of the stockholders which is called and held for that purpose. If the Directors shall not be elected on the day designated for the purpose, the corporation shall not for that reason be dissolved, but every Director shall continue to hold his office and discharge his duties until his successor has been elected. Such Directors shall hold office for one (1) year and thereafter until their respective successors shall be elected and shall qualify.

All Directors shall be of full legal age of majority and at least one (1) of whom shall be a citizen of the United States. A Director be a stockholder of this corporation.

SECTION 2. INCREASE OR DECREASE IN NUMBER OF DIRECTORS. The number of Directors of this corporation may, from time to time, be increased or decreased by the Board of Directors provided, however, that the number of Directors shall not be reduced to less than nor increased to more than the number specified in the Articles of Incorporation and in Section 1 of this Article III.

SECTION 3. VACANCIES, RESIGNATIONS AND REMOVALS. If the office of any Director or Directors shall become vacant between annual meetings by reason of death, resignation, disqualification, removal, increase in the number of Directors, or other cause, the remaining Directors may, by a majority vote, though less than a quorum, elect a Director or Directors to fill such vacancy and any Director so elected shall hold office until the next annual meeting of the stockholders, and until his successor shall have been duly elected by the stockholders. Any Director may resign at any time. If a Director shall give notice of his resignation to the Board, effective of a future date, the Board shall have power to fill such vacancy to take effect when such resignation shall become effective. Any Director may be removed from office by the vote or written consent of stockholders holding not less than two-thirds (2/3) of the issued and outstanding capital stock entitled to voting power, provided, that if the Articles of Incorporation, or an amendment thereof, provide for the election of Directors by cumulative voting, no Director shall be removed from office under the provisions of this section, except upon the vote or written consent of stockholders owning sufficient shares to have prevented his election to office in the first instance. Any Director who has been charged or indicted for any crime alleging moral turpitude or alleging any crime or act which, if proved, would tend to adversely affect the name or reputation of the Corporation, may be suspended as a Director for the period of time such criminal case is pending, by vote of the majority of the Board of Directors, with or without stockholder approval.

SECTION 4. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held immediately following the annual meeting of the stockholders, and at such other regular times as shall be determined in advance by resolution of the Board of Directors. No notice of regular meetings of the Board of Directors need be given.

SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the President or Secretary or by a majority of the members of the Board of Directors. Notice of any special meeting of the Board of Directors shall be given at least two (2) days prior thereto to each Director, either personally, or by telephone, or by mail or by telegram addressed to the last known post office address of such Director. The time of the notice of a written notice shall start on the date it is delivered, mailed or submitted to the telegraph office for dispatch.

SECTION 6. WAIVER OF NOTICE. Whenever any notice whatever is required to be given a Director, a waiver thereof in writing signed by such Director, whether before or after the time stated therein, shall be deemed equivalent to proper and effective notice.

SECTION 7. PLACE OF MEETINGS. All regular and special meetings of the Board of Directors shall be held at the principal office of this corporation, or at such other place or places within or without the State of Nevada, as said Board may designate.

SECTION 8. QUORUM. A majority of the Board of Directors of this corporation, at a meeting duly assembled, shall be necessary to constitute a quorum for the transaction of business and the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 9. CONSENT IN LIEU OF MEETING. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent thereto is signed by all of the members of the Board or of such committee. Such written consent shall be filed with the minutes of Proceedings of the Board or committee.

SECTION 10. ACTIONS  AT MEETINGS  NOT REGULARLY CALLED: RATIFI-CATION AND APPROVAL. Whenever all Directors entitled to vote at any meeting consent, either by:

A.          A writing on the records of the meeting or filed with the Secretary; or,

B.           Presence at such meeting and oral consent entered on the minutes; or,

C.           Taking part in the deliberations at such meeting without objection;

the actions taken at such meeting shall be as valid as if had at meeting regularly called and noticed.

At such meeting any business may be transacted which is not excepted from the written consent or the consideration of which no objection for want of notice is made at the time.

If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings at the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting.

SECTION 11. TELEPHONIC AND COMPUTER-NET MEETINGS. Unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of a conference telephone, telephonic facsimile or computer network or a similar communications method, by which all persons participating in the meeting can communicate with each other. Participation in a meeting pursuant to this section constitutes presence in person at such meeting. Each person participating in the meeting shall personally sign the minutes thereof. The minutes may be signed in counterparts.

SECTION 12. VOTING. At all meetings of the Board of Directors each Director shall have one (1) vote.

SECTION 13. COMPENSATION. Directors shall not receive compensation for their services as Directors without the approval of stockholders holding at least a majority of the voting power, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, or otherwise, and receiving compensation therefor.

SECTION 14. MANAGEMENT OF CORPORATION. The Board of Directors is granted the power and authority to manage the offices, property, and business of the corporation.

SECTION 15. COMMITTEES. The Board of Directors is specifically empowered to empanel such committees as the Board, in its discretion, may deem appropriate to make investigations, provide reports or perform such acts consistent with the Board's responsibilities.

ARTICLE IV OFFICERS

SECTION 1. ELECTION AND APPOINTMENT. The Board of Directors, at its first meeting after the annual meeting of stockholders, shall elect a President, a Secretary and a Treasurer, to hold office for one year next coming, and until their successors are elected and qualify. Any two (2) offices or more, may be held by one (1) person.

Any vacancy in any of said offices may be filled by the Board of Directors, and any officer so elected shall hold office until his successor shall be duly elected and shall qualify.

The Board of Directors may from time to time, by resolution, appoint Vice Presidents and Assistant Secretaries, Assistant Treasurers and Transfer Agents of the corporation as it may deem advisable, and prescribe their duties, and fix their compensation, and all such appointed officers shall be subject to removal at any time by the Board of Directors. All officers and agents of the corporation shall be chosen and appointed in such manner and shall hold their office for such terms as the Board of Directors may by resolution prescribe.

SECTION 2. SUSPENSION AND REMOVAL. Any officer of the corporation appointed by the Board of Directors may be removed or suspended by a majority vote of the board of Directors at any time, with or without cause. Any agent or employee appointed or employed by the President may be removed or discharged or suspended by him at any time, with or without cause.

SECTION 3.  POWERS AND DUTIES OF OFFICERS. The duties and powers of the officers of the corporation shall be as follows and as shall hereafter be set by the Board of Directors:

A.  PRESIDENT. The President shall: preside at stockholders' meetings and at all meetings of the Board of Directors; cause to be called regular and special meetings of the stockholders and Directors in accordance with these By-Laws; subject to the approval of the Board of Directors, appoint and remove, employ and discharge, and fix the compensation of all agents and employees of this corporation other than officers appointed by the Board; make and sign all contracts and agreements in the name of this corporation, which are authorized by the Board of Directors; cause all books, reports, statements and certificates to be properly kept, made, and filed as required by law. The President is authorized to sign or countersign all certificates of stock, notes, checks, drafts or bills of exchange, acceptances, and other instruments for the payment of money by the corporation.   In general, the President shall perform all the duties incident to the office. The President shall be the executive officer of the corporation and shall have the supervision and, subject to the control of the Board of Directors, the direction of the corporation's affairs, with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other officer of the corporation. The president shall perform all other duties as shall be prescribed by the Board of Directors.

B.  VICE-PRESIDENT. The Vice President of this corporation shall: generally assist the President and shall perform such duties as may be assigned to the Vice President by the Board of Directors. In the event of the death, resignation, incapacity, absence or inability of the President, the Vice President shall assume and discharge protempore the powers and duties of the President of this corporation.

C.  SECRETARY. The Secretary shall: be ex-officio secretary of the Board of Directors; keep the minutes of all meetings of the Board of Directors and stockholders; and have charge of the corporate books and records. The Secretary is authorized to sign certificates of stock, with the President or the Vice President. The Secretary shall: keep accounts of stock registered and transferred in the manner required by law; and give and serve all notices to the stockholders and Directors, (except that notice for special meetings of Directors called at the request of Directors as provided in Section 5 of Article III of these By-Laws, may be issued by such Directors). In general, the Secretary shall perform all the duties incident to the office; and specifically, shall discharge all duties set forth in these By-Laws for the Secretary of the Corporation.

D.  TREASURER.   The Treasurer shall: have the custody of all the funds and securities of the corporation. When necessary or proper the Treasurer shall: endorse on behalf of the company for collection checks, notes, and other obligations; deposit all moneys to the credit of the corporation in such bank or banks or other depository as the Board of Directors may designate; sign all receipts and vouchers; with such other officers as shall be designated by the Board of Directors, sign all checks made by the corporation, and shall pay out and dispose of the same under the direction of the Board of Directors; sign with the President all bills of exchange and promissory notes of the company; have the care and custody of the stocks, bonds, certificates, vouchers, evidences of debts, securities, and such other property belonging to the corporation as the Board of Directors shall designate; sign all papers required by law or by these By-laws or the Board of Directors, to be signed by the Treasurer. Whenever required by the Board of Directors, the Treasurer shall render a statement of the corporation's cash account and enter regularly in the books of the corporation to be kept by the Treasurer for the purpose, full and accurate accounts of all moneys received and paid to the Treasurer on account of the corporation. The Treasurer shall at all reasonable times exhibit the books of account to any Directors of the corporation during business hours, and shall perform all acts incident to the office of Treasurer, subject to the control of the Board of Directors.

SECTION 4. RETURNS REPORTS AND STATEMENTS. It shall be the duty of each officer of this corporation to make and file any and all returns, reports, lists, or statements required by law to be made and filed by him, and to make full report to the Board of Directors and Stockholders respecting the affairs of the corporation in his charge whenever he may be reasonably requested to do so.

SECTION 5. COMPENSATION. The salaries of all officers shall be fixed by the Board of Directors, and the fact that any officer is a Director shall not preclude him from receiving a salary or from voting upon the resolution providing the same.

SECTION 6. VOTING CORPORATE STOCK. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of the stockholders of any corporation in which the corporation may hold stock.

ARTICLE V

CAPITAL STOCK

SECTION 1. ISSUE. The capital stock of the corporation shall be issued in such manner and at such time and upon such conditions and for such consideration as shall be prescribed by the Board of Directors. Certificates of stock shall be signed by the President or Vice President and the Secretary. They shall be numbered consecutively and registered in the order in which they are issued.

SECTION 2. REGISTRATION. A stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively, shall be maintained by the Secretary of this corporation.

SECTION 3. RETURNED CERTIFICATES. All certificates exchanged or returned to the corporation shall be marked "Cancelled", and the date of cancellation noted thereon, and each cancelled certificate shall be preserved and attached to the stub from which the same was taken.   No new certificates shall be issued until the old certificate shall have been cancelled; provided, however, that in case any certificate shall be lost, the Directors may order a new certificate to be issued in its place upon receiving such proof of loss and such bond of indemnity therefor as may be satisfactory to them.

SECTION 4. TRANSFERS. Subject to compliance with any valid restrictions on transfers of the stock of this corporation, transfers of shares shall be made upon the books of the corporation by the holder in person or by attorney-in-fact duly authorized, and upon the surrender of the certificate or certificates properly endorsed.

SECTION 5. RECORD HOLDERS. This corporation shall be entitled to treat the holder of record on the books of the corporation of any share or shares of its capital stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim, to, or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by law.

SECTION 6. TRANSFER AGENT. The Board of Directors may appoint a transfer agent and a registrar of transfer and may require all stock certificates to bear the signature of such transfer agent and such registrar of transfer and in which event a facsimile of the signatures of the officers or the agents of the corporation may be printed or lithographed on such certificates in lieu of the actual signatures.

SECTION 7. CLOSING TRANSFER BOOKS. The Stock Transfer Books shall be closed for all meetings of the stockholders for the period of ten (10) days prior to such meetings and shall be closed for the payment of dividends during such periods as from time to time may be fixed by the Board of Directors, and during such period no stock shall be transferable.

SECTION 8.  RESTRICTIONS ON TRANSFER OF STOCK AND SECURITIES.

A. Stockholders Agreements controlling, restricting and providing the terms, conditions and procedures for the sale, assignment, negotiation, pledge, hypothecation and all other transfers and the registration of transfer of stock and securities of this corporation, and interests therein, by voluntary and involuntary manner and methods (whether by sale, assignment, negotiation, pledge, security agreement and security interests, hypothecation, delivery of possession, exchange, gift, transfer, devise, bequest, inheritance, succession, execution, bankruptcy, court order, operation of law, and any other means or methods), may be made by the corporation by action of stockholders of record on the books of the corporation holding at least a majority of the issued and outstanding stock of the corporation with voting power.

The corporation shall comply with and perform on its part the terms of any such stockholders' agreement and shall refuse to recognize any such actual or attempted transaction, or register a transfer of stock or security unless the same be in conformity and compliance with such stockholders' agreement.

A copy of such stockholders' agreement shall be filed in the principal office of the corporation and notice of the existence of such stockholders' agreement shall be noted on each certificate of stock subject to the terms and conditions of such stockholders' agreement.

Such restrictions on the transfer or registration of transfer of stock of this corporation may be enforced against the holder of the restricted stock and any successor or transferee of the holder, including but not limited to spouses, children, other heirs, executors, administrators, trustees, guardians, custodians, nominees or any other fiduciary entrusted with like responsibility for the person or estate of the holder, and creditors.

B.  If there is no such stockholders' agreement in effect or if a stockholders' agreement in effect does not apply to a specific stock transaction, transfer and registration, the following By-Law provisions shall control and restrict all transfers of stock and interests therein, and registration of transfer to which these By- Laws apply.

C.  Stock and securities of this corporation and interests therein may be transferred at any time (subject to the terms of any stockholders agreement.):

1. In compliance with and performance of any agreement providing for the purchase, sale or redemption of stock or securities, or interest therein, to which agreement at least a majority of the stockholders and the corporation are parties;

2. To the corporation;

3. To the stockholders of record on the books of the corporation in proportion to their stock ownership;

4. Upon the written consent of the corporation and stockholders of record on the books of the corporation holding at least a majority of the issued and outstanding stock of the corporation with voting power.

D. Except as above provided in Subsections A, B and C, no stock or securities of this corporation nor any right, title, interest or estate therein shall be sold, assigned, exchanged, gifted, pledged, encumbered, hypothecated, negotiated, transferred or otherwise disposed of, or a security interest given therein, except under the following conditions:

1. Stockholders holding at least a majority of the issued and outstanding corporate stock with voting power, and the corporation give prior written consent thereto; or,

2. In the absence of such written consent, the stockholder desiring to take any such action in connection with his stock or any right, title, interest or estate therein shall submit a written offer to sell his stock to the corporation.

The offer shall state that the stockholder offers to sell all of his stock at the price and on the terms therein specified, which shall be the same as has been or would be offered to a bona fide, disinterested, qualified third party purchaser, and to such offer shall be attached a statement of intention to sell, transfer, encumber, exchange, gift, pledge, hypothecate, dispose of or give a security interest in, as the case may be, and give the name and address of the proposed transferee or holder, the number of shares involved in the transaction and the terms of such transaction. The offer shall be submitted in writing and delivered personally or mailed certified or registered mail to the President of the corporation and to each stockholder of record on the date of the offer, (except the stockholder making the offer).

The corporation shall have thirty (30) days from the date of service of such notice within which to accept or reject the offer. If the offer is accepted the sale shall close in accordance with the terms of the offer.

If the offer is rejected by the corporation or if it fails to exercise the option then the stockholders of record shall have the right and option, at their election for a period of thirty (30) days from the date the corporation's option expires, to accept such offer and purchase all of said stock ratable to the perspective holdings of such stockholders, but if any stockholder entitled to purchase fails or declines to exercise said option, the other such stockholders may purchase the stock not so accepted, ratable to their then respective holdings or in such proportion as they may agree upon.

If the offer is rejected by the corporation and the other stockholders, or they fail to exercise the option within the time specified, the offering stockholder shall be free to transfer his stock to the proposed purchaser or transferee named in his notice, provided the sale or transfer is consummated within sixty (60) days from the date the offering stockholder's offer is rejected by the corporation and the other stockholders. The offer shall be deemed rejected by the corporation and by each stockholder who fails, neglects or refuses to accept or reject the offer within the said time limits. If the proposed sale, transfer or disposition of the stock is not consummated by the offering stockholder within the sixty (60) day period after such rejection, then such stockholder's right to sell, transfer or dispose of his stock pursuant to this procedure shall be deemed terminated at the end of such sixty (60) day period and no sale, transfer or disposition of such stock shall be made unless the stockholder repeats the procedure above outlined as if this were the first offer.

In the event that between the corporation and the remaining stockholders they do not agree to buy all of the stock offered by the offering stockholder, then the offering stockholder, at this option, may deem the offer fully rejected and proceed to sell, transfer, or dispose of his stock pursuant to the provisions hereof, or he may sell to the corporation and/or the stockholders the stock they have indicated they are willing to buy, and sell the remaining stock to third parties if the provisions herein provided have been complied with.

Notice shall be deemed served upon the date of personal service or mailing.

E.  No registration of transfer or transfer of stock shall be made by the corporation unless the provisions of this Section 8 are complied with.

F.  The provisions of this Section 8 shall apply to and may be enforced against each stockholder and any successor or transferee of a stockholder including, but not limited to, an heir, spouse, executor, administrator, trustee, guardian, custodian or other fiduciary or representative of the person or estate or property of the stockholder, or of the stock or securities of this corporation and creditors.

ARTICLE VI

MISCELLANEOUS

SECTION 1. CORPORATE SEAL. The use of a seal or stamp by this corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if the Directors so direct, but such use or nonuse shall not in any way affect the legality of any such document.

SECTION 2. FISCAL YEAR. The fiscal year of this corporation shall be as set by the Board of Directors by Resolution from time to time.

SECTION 3. CONTRACTS, ETC. The Board of Directors may authorize any officer or officers, agent or agents, employee or employees to enter into any contract or other instrument on behalf of this corporation, and such authority may be general or confined to specific instances. Except as herein provided or as authorized by the Board of Directors, no officer, agent or employee other than the President, Vice-President, Secretary or Treasurer, shall have any power or authority to bind this corporation by any contract or engagement, or to pledge its credit or to render it liable for any purpose or for any amount.

SECTION 4. DEPOSITS, CHECKS, DRAFTS, ETC. All checks and drafts or funds of this corporation shall be deposited from time to time to the credit of this corporation in such banks, or trust companies, or to other depositories, as the Board of Directors may from time to time designate. All checks shall be drawn out of the regular checkbooks of this corporation and upon the stub of each such check, the purpose and amount for which the same is drawn shall be specified. All checks, notes, drafts, bills of exchange, acceptances or other orders for the payment of money or other evidences of the indebtedness of this corporation, shall be signed as shall from time to time be authorized by resolution of the Board of Directors.

SECTION 5. DIVIDENDS. The Directors shall have the power to declare dividends upon the capital stock from time to time from the surplus or net profit, to the extent and in the manner provided by the laws of the State of Nevada, arising from the business of the corporation as and when they deem expedient in their discretion. Before declaring any dividends there may be reserved out of the accumulated profits such sum or sums as the Directors from time to time, in their discretion, think proper for working capital, or as a reserve fund to meet contingencies or for equalizing dividends, or for expansion, or for such other purposes as, in the opinion of the Directors is conducive to the interests of the corporation. When the Directors shall so determine, dividends may be paid in stock.

SECTION 6. LOANS TO CORPORATE OFFICIALS. No loan or advance of money shall be made by the corporation to any stockholder or officer herein, unless authorized by the Board of Directors.

SECTION 7. SALARIES. No Director or executive officer of the corporation shall be entitled to any salary or compensation for any services performed for the corporation, unless such salary or compensation shall be fixed by the Board of Directors.
SECTION 8. CORPORATE STOCK. The corporation may take, acquire, hold, mortgage, sell, or otherwise deal in stocks or bonds or securities of any other corporation, if and as often as the Board of Directors shall so elect.

SECTION 9. CORPORATE BOOKS AND RECORDS. The corporate stock, transfer books, Articles of Incorporation, By-Laws, stock ledger and such other books and records of the corporation as may from time to time be prescribed by the Board of Directors, shall be kept at such places as may be prescribed from time to time by the Board of Directors. The corporation shall keep and maintain at its principal office those copies and duplicates required by N.R.S. 78.105.

ARTICLES VII

BY-LAWS

SECTION 1. ALTERATIONS, AMENDMENTS OR REPEALS. The stockholders may make, amend, or repeal the By-Laws of the corporation at any annual meeting or at a special meeting called for stockholders, and may make, amend, or repeal the By-Laws of the corporation at any annual meeting or at a special meeting called for the purpose, and all By-Laws made by the Directors may be altered or repealed by the stockholders by a majority vote of the issued and outstanding capital stock. Subject to the By-Laws, if any, adopted by the stockholders, the Board of Directors shall have power to make, amend, or repeal the By-Laws of the corporation, by vote of a majority of all the Directors, at any regular or special meeting of the Board.

ARTICLE VIII

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

SECTION 1.

A.   INDEMNIFICATION IN ACTIONS BY THIRD PARTIES. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding he had no reasonable cause to believe that his conduct was unlawful.

B.   INDEMNIFICATION IN ACTIONS BY OR ON BEHALF OF THE CORPORATION. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

C.   DEFENSE EXPENSES. To the extent that a Director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection A and B, or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with such defense.

D.   Any indemnification under subsections A and B, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections A and B. Such determination shall be made:

1.By the stockholders; or

2.By the Board of Directors by majority vote of a quorum consisting of Directors who were not parties to such act, suit or proceedings; or

3.If such a quorum of disinterested Directors so orders, by independent legal counsel in a written opinion; or

4.If such a quorum of disinterested Directors cannot be obtained, by independent legal counsel in a written opinion.

E.  ADVANCE OF DEFENSE EXPENSES. Expenses  incurred in defending a civil or criminal action, suit or proceedings may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this section.

F.  The indemnification provided by this section:

1.Does not exclude any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; and

2.Shall continue as to a person who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

G.   INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

ARTICLE IX

PROFIT SHARING PLANS

The Board of Directors of the corporation are authorized to enter into any kind of profit-sharing plan that they may deem advantageous or expedient for the benefit of the officers an/or employees of the corporation and in connection therewith, to determine and provide for the payment of an appropriate share of the net profits and surplus of the corporation under any profit-sharing plan that may be agreed to and adopted by the corporation. The Directors may authorize the officers and other appropriate personnel of the corporation to negotiate, notice and enter into any such profit-sharing plan on behalf of the corporation and to give such notices and make such filings as may be advisable or required by the Internal Revenue Code and/or the Internal Revenue Service to qualify the plan and to obtain tax exemption under the Internal Revenue Code.

The undersigned, being the Directors of, a Nevada corporation, do hereby consent to the foregoing By-Laws and adopt the same as the By-Laws of said corporation, effective the 14th day of September 2003.

Effective Date

This by-law shall come into force upon being passed by the board this 30th day of April, 2008.

WITNESS the Seal of the Corporation.